Exhibit (h)(5)(vi)
AMENDMENT TO FUND PARTICIPATION AND SERVICE AGREEMENT

Protective Life Insurance Company (“Insurance Company”), for itself and on behalf of one or more separate accounts of the Insurance Company (“Separate Accounts”), American Funds Distributors, Inc. (“AFD”), American Funds Service Company (“Transfer Agent”), Capital Research and Management Company (“CRMC”) and American Funds Insurance Series (the “Series”) entered into a certain Fund Participation and Service Agreement dated June 18, 2015 (the “Agreement”). This Amendment (this “Amendment”) to the Agreement is entered into as of August 1, 2022 (the “Effective Date”), by and among the parties to the Agreement.

AMENDMENT

For good and valuable consideration, the receipt of which is acknowledged, the parties agree to amend the Agreement as follows:

1.
Exhibit A is deleted and replaced with the attached Exhibit A.

2.
Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this amendment to be executed as of the Effective Date.

PROTECTIVE LIFE INSURANCE COMPANY

for itself and on behalf of the Separate Accounts:

By: ___________________________

Name:

Title:

AMERICAN FUNDS DISTRIBUTORS, INC.:

By: ___________________________

Name:

Title:

AMERICAN FUNDS SERVICE COMPANY:

By: ___________________________

Name:

Title:

CAPITAL RESEARCH AND MANAGEMENT COMPANY:

By: ___________________________

Name:

Title:

AMERICAN FUNDS INSURANCE SERIES:

By: _____________________________

Name:

Title:

EXHIBIT A

Insurance Company Accounts

Protective Variable Annuity Separate Account
Protective Variable Life Separate Account
Protective COLI VUL Separate Account
Protective COLI PPVUL Separate Account
PLICO Variable Annuity Account S
Protective BOLI PPVUL Separate Account